EXHIBIT 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (the “Amendment’) is entered into as of May _3rd_, 2018 by and between Papa John’s International, Inc., a Delaware corporation (the “Company”) and Stephen M. Ritchie, a resident of the Commonwealth of Kentucky (the “Executive”).

RECITALS

A.The Executive and the Company have previously entered into an employment agreement dated March 1, 2015 (the “Employment Agreement”).

B.The Executive and the Company now desire to make certain amendments to the Employment Agreement to change the amount of severance payments under the Employment Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the respective agreements of the Company and the Executive set forth below, the Company and the Executive intending to be legally bound, agree as follows:

1.The reference to “nine months” in Section 10(b)(iii) of the Employment Agreement shall be replaced with “18 months.”

2.The reference to “nine months” in Section 10(c) of the Employment Agreement shall be replaced with “18 months.”

3.Except as provided in this Amendment, the Employment Agreement will remain in full force and effect.

[Signatures on the following page]

IN WITNESS WHEREOF, Executive and the Company have executed this Amendment on the _3rd day of May, 2018.

PAPA JOHN’S INTERNATIONAL, INC.

By:_  /s/ Joseph H. Smith__    _____

Title: _Senior Vice President & ___

Chief Financial Officer__________

_/s/ Stephen M. Ritchie________

Stephen M. Ritchie